UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2009

Octavian Global Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-146705	01-895182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

______________

1-3 Bury Street Guildford Surrey, GU2 4AW
United Kingdom
(Address of principal executive offices and Zip Code)

+44 1483 543 543
(Registrant’s telephone number, including area code)

Not Applicable

 (Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

Loan Agreement

On August 4, 2009, we entered into a Loan Agreement (the “Loan Agreement”) with Austrian Gaming Industries GmbH (“AGI”), the Company’s principal supplier of casino gaming machines and majority holder of our common stock.   Pursuant to the Loan Agreement, AGI agreed to loan the Company $2 million (the “Loan”), to be made in two equal installments of $1 million.  The first installment is to be made five (5) business days from the date of execution of the Loan Agreement and the second installment is to be made on or about August 15, 2009.   Interest shall accrue at a rate of three month USD LIBOR plus four percent (4%) (capped at a maximum rate of eight percent (8%)) per year.  Pursuant to the terms of the Loan Agreement, interest shall be paid on a monthly basis with the principal amount due and payable in full on June 30, 2010.

As security for the Loan, the Company  has granted a security interest in certain of its intellectual property (the “IP Rights”) as further set forth in the Intellectual Property Rights Transfer Agreement by and among the Company, Ziria Enterprises Ltd, Harmen Brenninkmeijer and AGI, dated August 4, 2009 (the “Transfer Agreement”).  Upon an event of default, the IP Rights shall transfer to AGI, pursuant to the terms and conditions of the Transfer Agreement.

All of the specific terms and conditions of the Loan Agreement and the Transfer Agreement are as set forth in Exhibit 10.22 and Exhibit 10.23, respectively, to this current report and incorporated herein by reference.

Amendment to October 30, 2008 Loan Agreement

Concurrent with the Loan Agreement, we entered into an Amendment Agreement with AGI (the “Amendment Agreement”), which amended the certain Loan Agreement between the Company and AGI, dated October 30, 2008 (the “2008 Loan Agreement”).  Pursuant to the Amendment Agreement, the monthly payments of €166,667 (US$238,483 based on the August 4, 2009 Exchange Rate of €1=US$1.43090) to be made under the 2008 Loan Agreement were suspended for a period of twelve (12) months, beginning on June 30, 2009 and ending on May 31, 2010, effectively extending the term of the 2008 Loan Agreement from 48 months to 60 months.  Interest shall continue to accrue and be paid in accordance with the terms and conditions of the 2008 Loan Agreement.  All other terms and conditions of the 2008 Loan Agreement shall remain in full force and effect.

All of the specific terms and conditions of the Amendment Agreement are as set forth in Exhibit 10.25 to this current report and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

Financial Statements of Business Acquired and Pro Forma Financial Information

(a)           Financial Statements of Business Acquired

Not applicable.

(b)           Pro Forma Financial Information

Not applicable.

(c)    Exhibits

Exhibit	Description
10.22	Loan Agreement between Austrian Gaming Industries GmbH and Octavian International Limited dated August 4, 2009

10.23	Intellectual Property Rights Transfer Agreement by and among Octavian International Limited, Ziria Enterprises Ltd, Harmen Brenninkmeijer and Austrian Gaming Industries GmbH dated August 4, 2009

10.24	Form of Software Escrow Agreement between Austrian Gaming Industries GmbH, Octavian International and NCC Escrow International Limited

10.25	Amendment Agreement between Austrian Gaming Industries GmbH and Octavian International Limited, dated August 4, 2009

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCTAVIAN GLOBAL TECHNOLOGIES, INC.

Dated: August 7, 2009	By:	/s/ Harmen Brenninkmeijer
Harmen Brenninkmeijer Chief Executive Officer